            Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

            As independent public accountants, we hereby consent to the incorporation of our reports  included in this Form 10-K, into the Company’s previously filed Registration Statements, File Nos.  333-4802, 333-44143, 333- 41850, and 333-73748.

/s/ ARTHUR ANDERSEN LLP
ARTHUR ANDERSEN LLP

Seattle, Washington

March 27, 2002